NEWS RELEASE
FORWARD AIR CORPORATION REPORTS
THIRD QUARTER 2015 RESULTS
TOWNE AIR INTEGRATION SUBSTANTIALLY COMPLETE

GREENEVILLE, Tenn.- (BUSINESS WIRE) - October 21, 2015 - Forward Air Corporation (NASDAQ:FWRD) today reported operating revenue, income from operations, net income and diluted earnings per share for the three and nine months ended September 30, 2015.

Operating revenue for the quarter ended September 30, 2015 increased 22.6% to $247.1 million from $201.5 million for the same quarter in 2014. Income from operations was $24.6 million, compared to $26.9 million in the prior-year quarter. Net income during the period was $15.7 million compared to $16.7 million in the third quarter of 2014. Net income per diluted share for the third quarter of 2015 was $0.50 compared to $0.54 in the prior-year quarter.

There are approximately $3.9 million in Towne Air related integration costs included in our third quarter 2015 results. Excluding these costs, our adjusted income from operations would have been $28.5 million, compared with $26.7 million in the prior-year quarter, adjusted net income for the period would have been $18.1 million compared to $16.7 million in the prior year quarter and our adjusted income per diluted share would have been $0.58 compared to $0.54 a year ago. A reconciliation of these adjusted amounts to the most directly comparable GAAP amounts appears at the end of this press release. On an adjusted basis this is the highest quarterly adjusted income from operations, net income and income per diluted share in the Company’s history.

Operating revenue for the nine months ended September 30, 2015 increased 24.0% to $702.7 million from $566.9 million for the same period in 2014. Income from operations was $52.7 million, compared with $70.8 million in the prior-year period. As a percent of operating revenue, income from operations was 7.5%, compared with 12.5% in the same period last year. Net income during the period was $32.3 million compared to $44.1 million in the prior-year period. Income per diluted share for the nine months ended September 30, 2015 was $1.03 compared with $1.41 in the prior-year period.

There are approximately $22.9 million in Towne Air related deal and integration costs included in our results for the nine months ended September 30, 2015. Excluding these costs, our adjusted income from operations was $75.6 million compared with $71.5 million for the same period of 2014, adjusted net income for the period was $46.3 million compared to $44.7 million in 2014, and adjusted income per diluted share was $1.49 compared to $1.43 a year ago.

Bruce A. Campbell, Chairman, President, and CEO, commenting on the third quarter said, “We are happy to report that we exited the third quarter with the integration of Towne Air Freight substantially behind us. Our yield improvement initiatives implemented in September should drive increased profitability in the fourth quarter and throughout next year. These yield improvements should drive approximately $3.0 million in increased profitability in the fourth quarter of 2015 compared to the same period of 2014. Also, during September, we made additional headcount reductions, closed duplicate facilities, reduced dock labor costs and drove more efficient network routing which should produce approximately $1.5 million in additional cost savings in the fourth quarter of 2015 compared to the same period of 2014.”

Commenting further, Mr. Campbell said, “Central States Trucking Company (CST) is our first and final mile intermodal operation and its results are reported within our Forward Air, Inc. segment. Once again, CST delivered an outstanding quarter growing revenues 37%, posting an 87.5% operating ratio and increasing earnings 44%. Also, the CST team has started some very promising green-field operations in select targeted markets and is closing in on some additional tuck-in acquisition opportunities. We continue to be pleased with not only the CST team and their operating results but also CST as an accelerated growth platform.”

Commenting on the Forward Air Solutions (Solutions) operating segment Mr. Campbell said, “Going into peak season, Solutions typically doesn’t have the opportunity to take on new business.  Yet, late in the third quarter, we were awarded $4 million of new business. Also, a large competitor went out of business. As a result, we have at least $5 million of additional business that started coming on board in the third quarter. Preparing for these new volumes was costly as well as time consuming and drove our lower than expected profitability in the third quarter. On a positive note, this new business should have substantial operating leverage for Solutions as it will be layered across our existing route structures.”

Commenting on our Total Quality, Inc. (TQI) segment Mr. Campbell said, “TQI’s struggles continued into the third quarter as our quarterly revenues declined approximately 15% year over year. Recognizing our lack of top line growth and the reasons for it, we identified and hired a new leader for this business, Steve Gilmore. Steve brings a wealth of life science, cold chain and transportation experience with him. We are committed to this business and to our customers and look forward to putting TQI back on a revenue growth trajectory.”
In closing Mr. Campbell said, “Especially given the Towne integration, 2015 has been a very challenging year. More than ever, I appreciate all the hard work on the part of our employees and independent contractors. We should finally realize the full benefit of all of that hard work in the fourth quarter. We fully expect to end 2015 on a high note and continue into 2016 driving the kind of enhanced shareholder value everyone has come to expect of Forward Air.”
Commenting further on the third quarter results was Rodney Bell, Senior Vice President and CFO, “After adding back Towne-related deal costs, we posted $0.58 for the quarter against a guidance midpoint of $0.60. Not included in our guidance was the benefit of approximately $0.03 that resulted from amending prior year tax returns for a technology-related permanent tax deduction. This deduction should result in an additional $3.0 million of tax benefit in the fourth quarter as we amend additional prior year returns. In 2016 and subsequent years, we expect the full year benefit of this credit to be approximately $1.0 million.”
Continuing, Mr. Bell said, “Backing out the $0.03 tax benefit, we posted a $0.05 shortfall to the midpoint of our guidance. Approximately $0.03 and $0.01 per share of that shortfall was due to the lower than expected profitability of Solutions and TQI, respectively. Additionally, we assumed that our Towne integration cost reduction and pricing initiatives would take place earlier in the quarter. Had they taken place as modeled, we would have earned approximately $0.02 per share more on the quarter. Also, the continued decline in the benefit of net fuel surcharges (FSC) was approximately an additional $0.01 drag than we modeled in our guidance. In order to simplify analysis of the quarterly results, we have included an actual to mid-point guidance earnings per share (EPS) bridge within this release.”
Closing with comments on the Company’s fourth quarter guidance Mr. Bell said, “We anticipate our fourth quarter 2015 revenues to increase in a range of 18% to 21% over the comparable 2014 period. Without regard to additional costs of integration, the above described technology tax deduction, or additional declines in our net fuel surcharge we expect income per diluted share to be between $0.62 and $0.66 per share. This compares to $0.55 per share in the fourth quarter of 2014.”

Review of Financial Results

Forward Air will hold a conference call to discuss third quarter 2015 results on Thursday, October 22, 2015 at 9:00 a.m. EDT. The Company's conference call will be available online at www.forwardair.com or by dialing (800) 230-1093. A replay of the conference call will be available at www.forwardair.com beginning shortly after the completion of the live call.

About Forward Air Corporation

Forward Air Corporation operates three business segments: Forward Air, Forward Air Solutions and Total Quality.

Through our Forward Air segment, we provide time-definite surface transportation and related logistics services to the North American expedited ground freight market. Our licensed property broker utilizes qualified motor carriers, including our own, and other third-party transportation companies, to offer our customers local pick-up and delivery (Forward Air Complete®) and scheduled surface transportation of cargo as a cost-effective, reliable alternative to air transportation. We transport cargo that must be delivered at a specific time but is less time-sensitive than traditional air freight. This type of cargo is frequently referred to in the transportation industry as deferred air freight. We also offer our customers an array of logistics and other services including: expedited full truckload (TLX); dedicated fleets; warehousing; customs brokerage; and shipment consolidation, deconsolidation and handling. Also included in the Forward Air segment are the services performed by Central States Trucking Co. and Central States Logistics, Inc. (“CST”), which we acquired in 2014. CST provides intermodal drayage, devanning, transloading and warehousing services.

Forward Air Solutions, which we formed in July 2007, provides pool distribution services throughout the Mid-Atlantic, Southeast, Midwest and Southwest continental United States. Pool distribution involves managing high-frequency, last mile handling and distribution of time-sensitive products to numerous destinations in specific geographic regions. Our primary customers for pool distribution are regional and nationwide distributors and specialty retailers, such as mall, strip mall and outlet-based retail chains.

Total Quality ("TQI"), which we acquired in March 2013, provides maximum security and temperature-controlled logistics services, primarily truckload services, to the life sciences sector (pharmaceutical and biotechnology products). In addition to core pharmaceutical services and other cold chain services, TQI provides truckload and less-than-truckload brokerage transportation services.

Forward Air Corporation
Consolidated Statements of Comprehensive Income
(In thousands, except per share data)
(Unaudited)

	Three months ended		Nine months ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Operating revenue	$247,093	$201,477	$702,705	$566,897

Operating expenses:
Purchased transportation	104,434	85,874	301,253	242,259
Salaries, wages and employee benefits	59,025	45,651	174,815	131,464
Operating leases	17,072	8,503	51,105	25,019
Depreciation and amortization	9,399	8,115	27,601	22,879
Insurance and claims	5,161	3,747	16,531	10,978
Fuel expense	3,826	5,012	12,034	14,990
Other operating expenses	23,575	17,669	66,608	48,537
Total operating expenses	222,492	174,571	649,947	496,126
Income from operations	24,601	26,906	52,758	70,771

Other income (expense):
Interest expense	(554)	(172)	(1,489)	(355)
Other, net	10	(55)	(127)	144
Total other income (expense)	(544)	(227)	(1,616)	(211)
Income before income taxes	24,057	26,679	51,142	70,560
Income taxes	8,370	9,935	18,795	26,437
Net income and comprehensive income	$15,687	$16,744	$32,347	$44,123

Net income per share:
Basic	$0.51	$0.55	$1.04	$1.44
Diluted	$0.50	$0.54	$1.03	$1.41

Dividends per share:	$0.12	$0.12	$0.36	$0.36

Forward Air Corporation
Components of Consolidated Revenue and Purchased Transportation
(In millions)
(Unaudited)

	Three months ended
	September 30,	Percent of	September 30,	Percent of		Percent
	2015	Revenue	2014	Revenue	Change	Change
Operating Revenue
Forward Air
Airport-to-airport	$133.7	64.8%	$111.4	69.6%	$22.3	20.0%
Logistics services
Expedited full truckload - TLX	28.3	13.7	20.0	12.5	8.3	41.5
Intermodal/drayage	22.9	11.1	15.8	9.9	7.1	44.9
Total Logistics services	51.2	24.8	35.8	22.4	15.4	43.0
Other Forward Air services	21.4	10.4	12.9	8.0	8.5	65.9
Forward Air - Total revenue	206.3	83.5	160.1	79.4	46.2	28.9
TQI - Pharmaceutical services	10.2	4.1	12.0	6.0	(1.8)	(15.0)
Forward Air Solutions - Pool distribution	32.1	13.0	30.6	15.2	1.5	4.9
Intersegment eliminations	(1.5)	(0.6)	(1.2)	(0.6)	(0.3)	25.0
Consolidated operating revenue	$247.1	100.0%	$201.5	100.0%	$45.6	22.6%

	Three months ended
	September 30,	Percent of	September 30,	Percent of		Percent
	2015	Revenue	2014	Revenue	Change	Change
Purchased Transportation
Forward Air
Airport-to-airport	$56.9	42.6%	$47.7	42.8%	$9.2	19.3%
Logistics services
Expedited full truckload - TLX	20.7	73.1	15.0	75.0	5.7	38.0
Intermodal/drayage	8.3	36.2	6.0	38.0	2.3	38.3
Total Logistics services	29.0	56.6	21.0	58.7	8.0	38.1
Other Forward Air services	6.1	28.5	3.2	24.8	2.9	90.6
Forward Air - Total purchased transportation	92.0	44.6	71.9	44.9	20.1	28.0
TQI - Pharmaceutical services	4.6	45.1	6.0	50.0	(1.4)	(23.3)
Forward Air Solutions - Pool distribution	8.8	27.4	8.8	28.8	—	—
Intersegment eliminations	(1.0)	66.7	(0.8)	66.7	(0.2)	25.0
Consolidated purchased transportation	$104.4	42.2%	$85.9	42.6%	$18.5	21.5%

Forward Air Corporation
Components of Consolidated Revenue and Purchased Transportation
(In millions)
(Unaudited)

	Nine months ended
	September 30,	Percent of	September 30,	Percent of		Percent
	2015	Revenue	2014	Revenue	Change	Change
Operating Revenue
Forward Air
Airport-to-airport	$387.9	66.1%	$317.1	70.7%	$70.8	22.3%
Logistics services
Expedited full truckload - TLX	79.1	13.5	56.6	12.6	22.5	39.8
Intermodal/drayage	62.6	10.7	39.1	8.7	23.5	60.1
Total Logistics services	141.7	24.2	95.7	21.3	46.0	48.1
Other Forward Air services	56.8	9.7	35.7	8.0	21.1	59.1
Forward Air - Total revenue	586.4	83.5	448.5	79.1	137.9	30.7
TQI - Pharmaceutical services	33.3	4.7	36.8	6.5	(3.5)	(9.5)
Forward Air Solutions - Pool distribution	87.0	12.4	84.9	15.0	2.1	2.5
Intersegment eliminations	(4.0)	(0.6)	(3.3)	(0.6)	(0.7)	21.2
Consolidated operating revenue	$702.7	100.0%	$566.9	100.0%	$135.8	24.0%

	Nine months ended
	September 30,	Percent of	September 30,	Percent of		Percent
	2015	Revenue	2014	Revenue	Change	Change
Purchased Transportation
Forward Air
Airport-to-airport	$168.1	43.3%	$133.2	42.0%	$34.9	26.2%
Logistics services
Expedited full truckload - TLX	57.2	72.3	43.4	76.7	13.8	31.8
Intermodal/drayage	23.0	36.7	15.9	40.7	7.1	44.7
Total Logistics services	80.2	56.6	59.3	62.0	20.9	35.2
Other Forward Air services	16.3	28.7	8.8	24.6	7.5	85.2
Forward Air - Total purchased transportation	264.6	45.1	201.3	44.9	63.3	31.4
TQI - Pharmaceutical services	15.7	47.1	18.7	50.8	(3.0)	(16.0)
Forward Air Solutions - Pool distribution	23.8	27.4	24.6	29.0	(0.8)	(3.3)
Intersegment eliminations	(2.8)	70.0	(2.4)	72.7	(0.4)	16.7
Consolidated purchased transportation	$301.3	42.9%	$242.2	42.7%	$59.1	24.4%

Forward Air Corporation
Consolidated Balance Sheets
(In thousands)
(Unaudited)
	September 30, 2015	December 31, 2014 (a)
Assets
Current assets:
Cash and cash equivalents	$47,444	$41,429
Accounts receivable, net	114,674	95,326
Other current assets	23,579	13,200
Total current assets	185,697	149,955

Property and equipment	322,681	305,188
Less accumulated depreciation and amortization	150,180	132,699
Net property and equipment	172,501	172,489
Goodwill and other acquired intangibles:
Goodwill	206,899	144,412
Other acquired intangibles, net of accumulated amortization	130,531	72,705
Total net goodwill and other acquired intangibles	337,430	217,117
Other assets	3,037	2,244
Total assets	$698,665	$541,805

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$27,435	$20,572
Accrued expenses	29,691	22,583
Current portion of debt and capital lease obligations	55,898	276
Total current liabilities	113,024	43,431

Debt and capital lease obligations, less current portion	42,830	1,275
Other long-term liabilities	12,198	8,356
Deferred income taxes	38,257	25,180

Shareholders’ equity:
Common stock	306	303
Additional paid-in capital	152,700	130,107
Retained earnings	339,350	333,153
Total shareholders’ equity	492,356	463,563
Total liabilities and shareholders’ equity	$698,665	$541,805

(a) Taken from audited financial statements, which are not presented in their entirety.

Forward Air Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three months ended
	September 30, 2015	September 30, 2014
Operating activities:
Net income	$15,687	$16,744
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	9,399	8,115
Share-based compensation	1,886	1,676
Loss (gain) on disposal of property and equipment	30	(329)
Provision for loss on receivables	380	46
Provision for revenue adjustments	1,549	646
Deferred income tax	6,044	156
Excess tax benefit for stock options exercised	—	353
Changes in operating assets and liabilities
Accounts receivable	5,753	(3,148)
Prepaid expenses and other current assets	1,679	1,032
Accounts payable and accrued expenses	(3,654)	587
Net cash provided by operating activities	38,753	25,878

Investing activities:
Proceeds from disposal of property and equipment	577	1,120
Purchases of property and equipment	(6,579)	(3,681)
Acquisition of business, net of cash acquired	—	(1,350)
Other	(33)	246
Net cash used in investing activities	(6,035)	(3,665)

Financing activities:
Payments of debt and capital lease obligations	(14,104)	(84)
Proceeds from exercise of stock options	—	1,503
Payments of cash dividends	(3,700)	(3,662)
Repurchase of common stock (repurchase program)	(9,996)	(19,987)
Cash settlement of share-based awards for minimum tax withholdings	(5)	—
Excess tax benefit for stock options exercised	—	(353)
Net cash used in financing activities	(27,805)	(22,583)
Net increase (decrease) in cash	4,913	(370)
Cash at beginning of period	42,531	24,943
Cash at end of period	$47,444	$24,573

Forward Air Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine months ended
	September 30, 2015	September 30, 2014
Operating activities:
Net income	$32,347	$44,123
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	27,601	22,879
Share-based compensation	5,562	5,005
Gain on disposal of property and equipment	(3)	(441)
Provision for loss (recovery) on receivables	463	(39)
Provision for revenue adjustments	3,391	1,896
Deferred income tax	5,546	1,729
Excess tax benefit for stock options exercised	(2,365)	(554)
Changes in operating assets and liabilities
Accounts receivable	866	(15,875)
Prepaid expenses and other current assets	(1,531)	(1,397)
Accounts payable and accrued expenses	(14,562)	7,767
Net cash provided by operating activities	57,315	65,093

Investing activities:
Proceeds from disposal of property and equipment	1,200	1,582
Purchases of property and equipment	(18,541)	(37,101)
Acquisition of business, net of cash acquired	(62,375)	(84,348)
Other	(101)	53
Net cash used in investing activities	(79,817)	(119,814)

Financing activities:
Proceeds from term loan	125,000	—
Payments of debt and capital lease obligations	(87,367)	(9,662)
Proceeds from exercise of stock options	11,351	13,083
Payments of cash dividends	(11,133)	(11,141)
Repurchase of common stock (repurchase program)	(9,996)	(39,972)
Common stock issued under employee stock purchase plan	228	148
Cash settlement of share-based awards for minimum tax withholdings	(1,931)	(1,083)
Excess tax benefit for stock options exercised	2,365	554
Net cash provided by (used in) financing activities	28,517	(48,073)
Net increase (decrease) in cash	6,015	(102,794)
Cash at beginning of period	41,429	127,367
Cash at end of period	$47,444	$24,573

Forward Air Corporation
Segment Information
(In millions)
(unaudited)

	Three months ended
Forward Air	September 30,	Percent of	September 30,	Percent of		Percent
	2015	Revenue	2014	Revenue	Change	Change
Operating revenue	$206.3	83.5%	$160.1	79.4%	$46.2	28.9%
Operating expenses:
Purchased transportation	92.0	44.6	71.9	44.9	20.1	28.0
Salaries, wages, and employee benefits	44.5	21.6	33.1	20.7	11.4	34.4
Operating leases	14.5	7.0	6.5	4.1	8.0	123.1
Depreciation and amortization	6.9	3.4	5.7	3.6	1.2	21.1
Insurance and claims	4.0	1.9	3.1	1.9	0.9	29.0
Fuel expense	1.7	0.8	2.1	1.3	(0.4)	(19.0)
Other operating expenses	19.0	9.2	13.5	8.4	5.5	40.7
Income from operations	$23.7	11.5%	$24.2	15.1%	$(0.5)	(2.1)%

FASI	September 30,	Percent of	September 30,	Percent of		Percent
	2015	Revenue	2014	Revenue	Change	Change
Operating revenue	$32.1	13.0%	$30.6	15.2%	$1.5	4.9%
Operating expenses:
Purchased transportation	8.8	27.4	8.8	28.8	—	—
Salaries, wages, and employee benefits	12.2	38.0	10.4	34.0	1.8	17.3
Operating leases	2.5	7.8	2.0	6.5	0.5	25.0
Depreciation and amortization	1.5	4.7	1.5	4.9	—	—
Insurance and claims	0.9	2.8	0.4	1.3	0.5	125.0
Fuel expense	1.3	4.0	1.8	5.9	(0.5)	(27.8)
Other operating expenses	4.4	13.7	3.9	12.7	0.5	12.8
Income from operations	$0.5	1.6%	$1.8	5.9%	$(1.3)	(72.2)%

TQI	September 30,	Percent of	September 30,	Percent of		Percent
	2015	Revenue	2014	Revenue	Change	Change
Operating revenue	$10.2	4.1%	$12.0	6.0%	$(1.8)	(15.0)%
Operating expenses:
Purchased transportation	4.6	45.1	6.0	50.0	(1.4)	(23.3)
Salaries, wages, and employee benefits	2.4	23.5	2.2	18.3	0.2	9.1
Operating leases	—	—	—	—	—	—
Depreciation and amortization	1.0	9.8	0.9	7.5	0.1	11.1
Insurance and claims	0.3	2.9	0.2	1.7	0.1	50.0
Fuel expense	0.8	7.9	1.1	9.2	(0.3)	(27.3)
Other operating expenses	0.7	6.9	0.7	5.8	—	—
Income from operations	$0.4	3.9%	$0.9	7.5%	$(0.5)	(55.6)%

Intercompany Eliminations	September 30,	Percent of	September 30,	Percent of		Percent
	2015	Revenue	2014	Revenue	Change	Change
Operating revenue	$(1.5)	(0.6)%	$(1.2)	(0.6)%	$(0.3)	25.0%
Operating expenses:
Purchased transportation	(1.0)	66.7	(0.8)	66.7	(0.2)	25.0
Other operating expenses	(0.5)	33.3	(0.4)	33.3	(0.1)	25.0
Income from operations	$—	—%	$—	—%	$—	—%

Consolidated	September 30,	Percent of	September 30,	Percent of		Percent
	2015	Revenue	2014	Revenue	Change	Change
Operating revenue	$247.1	100.0%	$201.5	100.0%	$45.6	22.6%
Operating expenses:
Purchased transportation	104.4	42.2	85.9	42.6	18.5	21.5
Salaries, wages, and employee benefits	59.1	23.9	45.7	22.7	13.4	29.3
Operating leases	17.0	6.9	8.5	4.2	8.5	100.0
Depreciation and amortization	9.4	3.8	8.1	4.0	1.3	16.0
Insurance and claims	5.2	2.1	3.7	1.9	1.5	40.5
Fuel expense	3.8	1.5	5.0	2.5	(1.2)	(24.0)
Other operating expenses	23.6	9.6	17.7	8.8	5.9	33.3
Income from operations	$24.6	10.0%	$26.9	13.3%	$(2.3)	(8.6)%

Forward Air Corporation
Segment Information
(In millions)
(unaudited)

	Nine months ended
Forward Air	September 30,	Percent of	September 30,	Percent of		Percent
	2015	Revenue	2014	Revenue	Change	Change
Operating revenue	$586.4	83.5%	$448.5	79.1%	$137.9	30.7%
Operating expenses:
Purchased transportation	264.6	45.1	201.3	44.9	63.3	31.4
Salaries, wages, and employee benefits	134.8	23.0	96.1	21.4	38.7	40.3
Operating leases	44.3	7.5	18.4	4.1	25.9	140.8
Depreciation and amortization	20.1	3.4	16.0	3.6	4.1	25.6
Insurance and claims	13.1	2.2	8.7	1.9	4.4	50.6
Fuel expense	5.6	1.0	6.2	1.4	(0.6)	(9.7)
Other operating expenses	54.3	9.3	37.0	8.3	17.3	46.8
Income from operations	$49.6	8.5%	$64.8	14.4%	$(15.2)	(23.5)%

FASI	September 30,	Percent of	September 30,	Percent of		Percent
	2015	Revenue	2014	Revenue	Change	Change
Operating revenue	$87.0	12.4%	$84.9	15.0%	$2.1	2.5%
Operating expenses:
Purchased transportation	23.8	27.4	24.6	29.0	(0.8)	(3.3)
Salaries, wages, and employee benefits	32.8	37.7	29.0	34.2	3.8	13.1
Operating leases	6.8	7.8	6.5	7.7	0.3	4.6
Depreciation and amortization	4.6	5.3	4.2	4.9	0.4	9.5
Insurance and claims	2.7	3.1	1.8	2.1	0.9	50.0
Fuel expense	3.9	4.5	5.3	6.2	(1.4)	(26.4)
Other operating expenses	11.6	13.3	10.7	12.6	0.9	8.4
Income from operations	$0.8	0.9%	$2.8	3.3%	$(2.0)	(71.4)%

TQI	September 30,	Percent of	September 30,	Percent of		Percent
	2015	Revenue	2014	Revenue	Change	Change
Operating revenue	$33.3	4.7%	$36.8	6.5%	$(3.5)	(9.5)%
Operating expenses:
Purchased transportation	15.7	47.2	18.7	50.8	(3.0)	(16.0)
Salaries, wages, and employee benefits	7.2	21.6	6.4	17.4	0.8	12.5
Operating leases	0.1	0.3	0.1	0.3	—	—
Depreciation and amortization	2.9	8.7	2.7	7.3	0.2	7.4
Insurance and claims	0.7	2.1	0.5	1.4	0.2	40.0
Fuel expense	2.6	7.8	3.5	9.5	(0.9)	(25.7)
Other operating expenses	1.8	5.4	1.7	4.6	0.1	5.9
Income from operations	$2.3	6.9%	$3.2	8.7%	$(0.9)	(28.1)%

Intercompany Eliminations	September 30,	Percent of	September 30,	Percent of		Percent
	2015	Revenue	2014	Revenue	Change	Change
Operating revenue	$(4.0)	(0.6)%	$(3.3)	(0.6)%	$(0.7)	21.2%
Operating expenses:
Purchased transportation	(2.8)	70.0	(2.4)	72.7	(0.4)	16.7
Other operating expenses	(1.2)	30.0	(0.9)	27.3	(0.3)	33.3
Income from operations	$—	—%	$—	—%	$—	—%

Consolidated	September 30,	Percent of	September 30,	Percent of		Percent
	2015	Revenue	2014	Revenue	Change	Change
Operating revenue	$702.7	100.0%	$566.9	100.0%	$135.8	24.0%
Operating expenses:
Purchased transportation	301.3	42.9	242.2	42.7	59.1	24.4
Salaries, wages, and employee benefits	174.8	24.9	131.5	23.2	43.3	32.9
Operating leases	51.2	7.3	25.0	4.4	26.2	104.8
Depreciation and amortization	27.6	3.9	22.9	4.0	4.7	20.5
Insurance and claims	16.5	2.3	11.0	2.0	5.5	50.0
Fuel expense	12.1	1.7	15.0	2.6	(2.9)	(19.3)
Other operating expenses	66.5	9.5	48.5	8.6	18.0	37.1
Income from operations	$52.7	7.5%	$70.8	12.5%	$(18.1)	(25.6)%

Forward Air Corporation
Forward Air Inc. Operating Statistics

	Three months ended
	September 30,	September 30,	Percent
	2015	2014	Change

Operating ratio	88.5%	84.9%	4.2%

Business days	64.0	64.0	—
Business weeks	12.8	12.8	—

Airport-to-airport:
Tonnage
Total pounds ¹	617,066	484,827	27.3
Average weekly pounds ¹	48,208	37,877	27.3

Linehaul shipments
Total linehaul	920,493	734,163	25.4
Average weekly	71,914	57,356	25.4

Forward Air Complete shipments	223,143	146,024	52.8
As a percentage of linehaul shipments	24.2%	19.9%	21.6

Average linehaul shipment size	670	660	1.5

Revenue per pound ²
Linehaul yield	$17.07	$17.69	(2.7)
Fuel surcharge impact	1.16	1.94	(3.4)
Forward Air Complete impact	3.44	3.35	0.4
Total airport-to-airport yield	$21.67	$22.98	(5.7)

Expedited full truckload - TLX:
Miles
Owner operator ¹	9,933	6,391	55.4
Third party ¹	5,822	4,895	18.9
Total Miles	15,755	11,286	39.6

Revenue per mile	$1.80	$1.77	1.7

Cost per mile	$1.31	$1.33	(1.5)%

¹ - In thousands
² - In dollars per hundred pound; percentage change is expressed as a percent of total yield.

Forward Air Corporation
Forward Air Inc. Operating Statistics

	Nine months ended
	September 30,	September 30,	Percent
	2015	2014	Change

Operating ratio	91.5%	85.6%	6.9%

Business days	191.0	191.0	—
Business weeks	38.2	38.2	—

Airport-to-airport:
Tonnage
Total pounds ¹	1,787,262	1,399,687	27.7
Average weekly pounds ¹	46,787	36,641	27.7

Linehaul shipments
Total linehaul	2,717,100	2,127,645	27.7
Average weekly	71,128	55,698	27.7

Forward Air Complete shipments	649,431	393,170	65.2
As a percentage of linehaul shipments	23.9%	18.5%	29.2

Average linehaul shipment size	658	658	—

Revenue per pound ²
Linehaul yield	$17.28	$17.56	(1.2)
Fuel surcharge impact	1.20	2.00	(3.5)
Forward Air Complete impact	3.22	3.10	0.5
Total airport-to-airport yield	$21.70	$22.66	(4.2)

Expedited full truckload - TLX:
Miles
Owner operator ¹	24,011	20,288	18.4
Third party ¹	18,128	13,547	33.8
Total Miles	42,139	33,835	24.5

Revenue per mile	$1.88	$1.67	12.6

Cost per mile	$1.36	$1.28	6.3%

¹ - In thousands
² - In dollars per hundred pound; percentage change is expressed as a percent of total yield.

Forward Air Corporation Reconciliation to U.S. GAAP

The Company believes that meaningful analysis of our financial performance requires an understanding of the factors underlying that performance, including an understanding of items that are non-recurring in nature. We believe that excluding integration costs related to Towne Air from our results for the three and nine months ended September 30, 2015 will assist investors in understanding our core operating performance and allow for more accurate comparisons of results. As required by SEC rules, the tables below present, for the periods indicated, a reconciliation of our presented adjusted non-GAAP measures to the most directly comparable GAAP measures.

(In millions, except per share data)
(Unaudited)

	Three months ended
			Adjusted
	September 30, 2015 (1)	Integration and Deal Costs	September 30, 2015
Income from operations	$24.6	$3.9	$28.5

Net income	$15.7	$2.4	$18.1

Weighted average diluted shares outstanding	30,998	30,998	30,998

Net income per share:	$0.50	$0.08	$0.58

(1) - As reported in accordance with United States generally accepted accounting principles.

	Three months ended
			Adjusted
	September 30, 2014 (1)	Integration and Deal Costs	September 30, 2014
Income from operations	$26.7	$—	$26.7

Net income	$16.7	$—	$16.7

Weighted average diluted shares outstanding	30,932	—	30,932

Net income per share:	$0.54	$—	$0.54

(1) - As reported in accordance with United States generally accepted accounting principles.

Forward Air Corporation
Reconciliation to U.S. GAAP
(In millions, except per share data)
(Unaudited)

	Nine months ended
			Adjusted
	September 30, 2015 (1)	Integration and Deal Costs	September 30, 2015
Income from operations	$52.7	$22.9	$75.6

Net income	$32.3	$14.0	$46.3

Weighted average diluted shares outstanding	31,084	31,084	31,084

Net income per share:	$1.03	$0.45	$1.49

(1) - As reported in accordance with United States generally accepted accounting principles.

	Nine months ended
			Adjusted
	September 30, 2014 (1)	Integration and Deal Costs	September 30, 2014
Income from operations	$70.6	$0.9	$71.5

Net income	$44.1	$0.6	$44.7

Weighted average diluted shares outstanding	31,234	31,234	31,234

Net income per share:	$1.41	$0.02	$1.43

(1) - As reported in accordance with United States generally accepted accounting principles.

Forward Air Corporation
Actual to Guidance EPS Bridge
Three months ended September 30, 2015
(All EPS is diluted earnings per share)

Third quarter EPS as reported		$0.500
Towne Air acquisition and integration costs		0.080
Adjusted EPS		0.580
Variances from guidance assumptions:
Technology tax deduction	(0.030)
FASI EPS contribution shortfall	0.025
TQI EPS contribution shortfall	0.010
Timing of cost reductions and pricing adjustments related to Towne	0.015
Detrimental difference in net fuel surcharge	0.010
Total variances from guidance assumptions		0.030
Adjusted EPS with variances added back		0.610
Mid-point of original third quarter guidance		0.600
Remaining positive EPS variance		$0.010

Important Information
This press release may contain statements that might be considered as forward-looking statements or predictions of future operations. Such statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are based on management’s belief or interpretation of information currently available. These statements and assumptions involve certain risks and uncertainties. Actual events may differ from these expectations as specified from time to time in filings with the Securities and Exchange Commission. We assume no duty to update these statements as of any future date.

This press release contains “forward-looking statements,” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements other than historical information or statements of current condition and relate to future events or our future financial performance, including, without limitation, statements as to Towne or the anticipated benefits of the transaction. Some forward-looking statements may be identified by use of such terms as “believes,” “anticipates,” “intends,” “plans,” “estimates,” “projects” or “expects.” Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The following is a list of factors, among others, that could cause actual results to differ materially from those contemplated by the forward-looking statements: economic factors such as recessions, inflation, higher interest rates and downturns in customer business cycles, our inability to maintain our historical growth rate because of a decreased volume of freight moving through our network or decreased average revenue per pound of freight moving through our network, increasing competition and pricing pressure, surplus inventories, loss of a major customer, the creditworthiness of our customers and their ability to pay for services rendered, our ability to secure terminal facilities in desirable locations at reasonable rates, the inability of our information systems to handle an increased volume of freight moving through our network, changes in fuel prices, claims for property damage, personal injuries or workers' compensation, employment matters including rising health care costs, enforcement of and changes in governmental regulations, environmental and tax matters, the handling of hazardous materials, the availability and compensation of qualified independent owner-operators and freight handlers needed to serve our transportation needs and our inability to successfully integrate Towne. As a result of the foregoing, no assurance can be given as to future financial condition, cash flows or results of operations. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SOURCE: Forward Air Corporation

Forward Air Corporation
Rodney L. Bell, 432-636-7000
rbell@forwardair.com